Prospectus Supplement No. 18


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:


     Selling Security Holder                 Principal Amount of Debentures
----------------------------------------     ------------------------------

     McMahan Securities Co. L.P.                       $500,000
     Two American Lane
     Greenwich, Connecticut 06836-2571

     The Hotel Union - ILWU Pension Trust              $ 10,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Equitable Life Assurance                          $300,000
        Separate Account Convertibles
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Memphis Light, Water & Gas Retirement  Fund       $110,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Hotel Union & Industry of Hawaii              $ 40,000
     c/o Susan Olifiers,
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Selling Security Holder                 Principal Amount of Debentures
----------------------------------------     ------------------------------

     Columbia / HCA Money Purchase Plan                $ 80,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Frist Foundation                              $ 25,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Equitable Life Assurance                          $ 40,000
         Separate Account Balanced
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Balanced Account               $185,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Growth Investors               $110,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

            The date of this Prospectus Supplement is May 6, 1997.